Exhibit 10.2

CONFIDENTIAL SETTLEMENT AND WAIVER/RELEASE AGREEMENT

This Agreement (“Agreement”) is made and entered into this __ day of June, 2016 by and between Brett E. Mancini (“Mancini”) and IEC Electronics Corp. (“IEC”).

WHEREAS, IEC employed Mancini as Vice President, Business Development and Engineering Solutions, for a period of time ending with his resignation effective April 9, 2015; and

WHEREAS, Mancini has received his regular wages and employment-related benefits (including any accrued but unused Paid Time Off) owed to him through his resignation date, all of which was paid in accordance with IEC’s regular payroll schedule and benefit policies and practices, and Mancini’s receipt of the amounts described in this paragraph was and is not conditioned on his decision to sign this Agreement; and

WHEREAS, Mancini has raised, through his attorney Steven V. Modica, Esq., claims that IEC failed to compensate Mancini pursuant to a Salary Continuation and Non-Competition Agreement entered into by the parties effective January 29, 2014 and as amended effective January 27, 2015 (“Asserted Claim”); and

WHEREAS, Mancini and IEC, without any admission of liability or wrongdoing whatsoever and to avoid litigation and/or further expense, wish to resolve and settle any and all disputes and controversies between Mancini and IEC, including, but not limited to, all issues relating to the Asserted Claim and the employment of Mancini by IEC, its predecessors, successors, assigns, affiliates or related companies.

NOW, THEREFORE, the parties agree as follows:

1.    Subject to section 19 of this Agreement:

a.    IEC shall pay the total sum of One Hundred Twenty-Five Thousand Dollars and Zero Cents ($125,000.00), representing settlement of all of Mancini’s claims, whether included in the Asserted Claim or otherwise, by check made payable to “Brett E. Mancini.” All withholding taxes and other deductions that IEC is required by law to make from such payment shall be made.

b.    IEC makes no representations to Mancini regarding the taxability and/or tax implications of this settlement. Mancini is solely responsible for any tax consequences associated with this settlement and/or the amount paid pursuant to this Agreement.

c.    Mancini agrees that he is not entitled to any other compensation or benefits of any kind or description from IEC, its predecessors, successors, assigns, affiliates or related companies, or from or under any employee benefit plan or fringe benefit plan sponsored by IEC, its predecessors, successors, assigns, affiliates or related companies, other than as described above and except for any benefits he may become entitled to from or under any welfare plan or any pension or retirement plan regarding any vested benefits he may have in such plans through IEC, its successors, assigns, affiliates or related companies.

d.    The parties agree that the amount listed above is in settlement of the allegations made by Mancini against IEC. Mancini and his attorney agree that said amount is inclusive of any and all claims for attorney’s fees and costs.

2.    COMPLETE WAIVER AND RELEASE BY MANCINI

Exhibit 10.2

a.    Mancini, for himself and his heirs, successors and assigns, in consideration of the sum and benefits described in Section 1 of this Agreement, does hereby forever discharge and release IEC, its agents, officers, shareholders, managers, directors, employees, parents, subsidiaries, members, affiliates, predecessors, successors, and assigns (collectively referred to as the “Released Parties”) from any and all claims, demands, causes of action, and complaints, that he now has or may in the future have, known or unknown, or which any person or entity may have on his behalf, on account of or arising out of any matter or thing that has happened, developed or occurred before the date of this Agreement, including, without limitation, all claims, demands, causes of action, and complaints alleged or that could have been alleged in the Asserted Claim, arising from Mancini’s employment or separation from employment with IEC or its predecessors, or which Mancini might otherwise have against the Released Parties. This Agreement is intended to be interpreted in the broadest possible manner to include all actual or potential legal claims Mancini may have against IEC (except as expressly provided in section 2(e)).

b.    Mancini hereby waives any and all such claims, causes of action, demands, and complaints of any type or description that he has or might have against the Released Parties. This release, discharge, and waiver includes, but is not limited to, any claims, demands, causes of action or complaints (collectively called “Claims”) arising out of or under: the Age Discrimination in Employment Act (ADEA); the Family and Medical Leave Act (FMLA); the Fair Labor Standards Act (FLSA); Title VII of the Civil Rights Act of 1964 (Title VII); the Equal Pay Act (EPA); the Americans with Disabilities Act of 1990 (ADA); the Genetic Information Nondiscrimination Act of 2008 (GINA); the New York State Human Rights Law (HRL); the New York Labor Law; any federal, state or local law or rule, regulation, executive order or guideline prohibiting discrimination on the basis of race, sex, religion, national origin, disability or any other protected status; defamation; breach of contract (including employment contracts); breach of implied contract; breach of the covenant of good faith and fair dealing; tortious interference with business and/or contractual relationship (or prospective relationship); whistleblower claims; estoppel of any kind; common-law intentional torts; intentional infliction of mental or emotional distress; wrongful termination; discrimination, harassment and/or retaliation or wrongful action that has been or could have been alleged under the common law, any civil rights or equal opportunity employment law or any other statute, regulation, ordinance or rule.

c.    Mancini agrees that the legal rights and claims he is giving up include his legal rights and claims under the anti-retaliation provisions of the Sarbanes-Oxley Act, 18 U.S.C. § 1514A, and the Dodd-Frank Act, 12 U.S.C. § 5567, and/or legal rights and claims under the federal Worker Adjustment and Retraining Notification Act of 1989 (“WARN”), the New York Worker Adjustment and Retraining Notification Act (“NY WARN”), the New York Labor Law (except unemployment insurance and minimum wage claims), the New York Business Corporation Law, and any similar federal, state or local statute, regulation, order or common law. Mancini further agrees that the legal rights and claims he is giving up include all common law rights and claims, such as a breach of express or implied contract, tort (whether negligent or intentional), wrongful discharge, constructive discharge, infliction of emotional distress, defamation, promissory estoppel, and any claim for fraud, omission or misrepresentation, breach of express or implied duties, or violation of public policy or policies, practices, or procedures of IEC.

d.    This waiver and release includes, but is not limited to, a waiver, discharge and release by Mancini of the Released Parties from any damages or relief of whatever nature or description, including, but not limited to, compensatory and punitive damages and equitable forms of relief, as well as any claim for attorney’s fees or costs, which may arise from any of the claims waived, discharged or released.

e.    This waiver and release does not include Mancini’s vested rights under any qualified retirement plan in which he participated, and any COBRA, unemployment insurance, and workers’ compensation rights that he may have. Nothing in this Agreement shall be construed to constitute a waiver of (i) any claims Mancini may have against IEC that arise from acts or omissions that occur after the date

Exhibit 10.2

that he signs this Agreement, (ii) his right to file an administrative charge with any governmental agency, (iii) his right to participate in any administrative or court investigation, hearing or proceeding or (iv) any claims that he cannot waive as a matter of law. Mancini agrees, however, to waive and release any right to receive any individual remedy or to recover any monetary damages as a result of any administrative charge, proceeding or lawsuit brought by him or on his behalf. In addition, this release does not affect Mancini’s rights as expressly created by this Agreement, and does not limit his ability to enforce this Agreement.

f.    Mancini acknowledges that his employment with IEC terminated on the date of his resignation and agrees that he will not seek, and waives any right or claim to, employment now or in the future by IEC or any of the Released Parties.

g.    This waiver and release may be enforced in any court, federal, state or local, and before any administrative agency or body, federal, state or local.
3.    COMPLETE WAIVER AND RELEASE BY IEC
a.    By signing this Agreement, IEC is releasing and waiving its right to bring any legal claim of any nature against Mancini. The claims IEC is giving up include, but are not limited to, claims related, directly or indirectly, to Mancini’s employment relationship with IEC, including his separation from employment and any claim that Mancini has violated the Salary Continuation and Non-Competition Agreement entered into by the parties effective January 29, 2014 and as amended effective January 27, 2015. This Agreement is intended to be interpreted in the broadest possible manner to include all actual or potential legal claims IEC may have against Mancini.
b.    Specifically, IEC is fully and forever giving up all of its legal rights and claims against Mancini, whether or not presently known to it, that are based on events occurring before IEC signs this Agreement. IEC agrees that the legal rights and claims it is waiving include rights and claims under federal, state or local statute, regulations, orders or common law, including breach of express or implied contract (including, but not limited to, rights under the Salary Continuation and Non-Competition Agreement entered into by the parties effective January 29, 2014 and as amended effective January 27, 2015), tort (whether negligent or intentional), wrongful discharge, constructive discharge, infliction of emotional distress, defamation, promissory estoppel, and any claim for fraud, omission or misrepresentation, breach of express or implied duties, or violation of public policy or policies, practices, or procedures of IEC.
c.    IEC further agrees that it is giving up and releasing any damages or relief of whatever nature or description, including, but not limited to, compensatory damages, punitive damages, penalties, interest, and equitable forms of relief, as well as any claim for attorney’s fees or costs, which may arise from any of the claims waived, discharged or released in this Section 3.
d.    Nothing in this release shall be construed to constitute a waiver of any right that IEC cannot waive as a matter of law.
4.    Mancini represents that, as of the date that he signs this Agreement, he has not filed any charge, complaint, arbitration, proceeding or action in any forum against IEC. This Agreement may be used as a complete defense in the future if Mancini brings a lawsuit based on any claim that he has released.
5.    IEC hereby advises Mancini to consult with an attorney of his choosing concerning all of the terms of this Agreement prior to executing this Agreement. By execution of this Agreement, Mancini represents and warrants that he has had the opportunity to consult with an attorney of his choosing concerning all of the terms of this Agreement.

Exhibit 10.2

6.    CONFIDENTIALITY

a.    Mancini agrees to keep the terms and the existence of this Agreement completely confidential and shall not disclose any information concerning the existence or terms of this Agreement or provide a copy of this Agreement to anyone, except the New York State Supreme Court, Monroe County (to the extent required to comply with and effectuate the terms of this Agreement), the United States Internal Revenue Service, the New York State Tax Department, his attorney, his accountant, his lawful spouse, as otherwise required by law, or as specifically requested in writing by IEC.

b.    IEC also agrees to keep the terms and the existence of this Agreement completely confidential and shall not disclose any information concerning the existence or terms of this Agreement or provide a copy of this Agreement to anyone, except the New York State Supreme Court, Monroe County (to the extent required to comply with and effectuate the terms of this Agreement), the United States Internal Revenue Service, the New York State Tax Department, its attorneys, its accountants, the Released Parties, the United States or New York Departments of Labor, as otherwise required by law, or as otherwise necessary to effectuate the terms of this Agreement.

c.    If either party discloses the existence or terms of this Agreement to a person or entity listed above, that party must inform such person or entity of the confidential nature of such information and require as a condition of disclosure that such person or entity treat the existence and terms of this Agreement as confidential and not disclose it to anyone else or to any other entity.

d.    Nothing in this Agreement is intended to or shall prevent or limit the parties from providing testimony or information in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law. The parties agree that they will notify the other party in writing as promptly as practicable after receiving any request for testimony or information regarding the other party in response to a subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law, regarding the anticipated testimony or information to be provided and at least fourteen (14) days prior to providing such testimony or information (or, if such notice is not possible under the circumstances, with as much prior notice as is possible).

e.    Nothing in this Agreement shall prohibit IEC from disclosing the terms of the Agreement and the Agreement itself in filings with the Securities Exchange Commission.

7.    IEC shall make the payment required by Section 1 of this Agreement within five (5) days after the revocation period described in Section 19 of this Agreement has expired with no revocation by Mancini.

8.    Except when providing truthful information in the contexts contemplated by Section 2(e)(ii) and (iii), Mancini will not directly or indirectly make, or cause to be made, any written or oral statement or other communication that is derogatory or disparaging to IEC or its predecessors, successors or their past, current or future parents, subsidiaries, related entities, or any of their members, shareholders, officers, directors, agents, attorneys, employees, or assigns. The inclusion of specific individuals in this provision (including, but not limited to, shareholders, officers, directors, agents, attorneys and employees) to protect them from derogatory or disparaging remarks is a material term of this Agreement and intended to make such individuals third-party beneficiaries of this particular provision of the Agreement, with all applicable rights to enforce its terms in the event of a violation. IEC and the members of its Board of Directors and its Senior Management (to be defined as any employee with the Title of Senior Vice-President or above) will not directly or indirectly make, or cause to be made, any written or oral statement or other communication

Exhibit 10.2

that is derogatory or disparaging to Mancini. Communications between the individuals listed above and/or with their attorneys shall not violate this provision. In the event that IEC receives an inquiry from a future prospective employer, IEC will only disclose the position Mancini held and the duration of his employment, unless he authorizes in writing that additional information be disclosed.

9.    Nothing in this Agreement shall prohibit Mancini from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Mancini does not need IEC’s prior authorization to make any such reports or disclosures and he is not required to notify the Company that he has made such reports or disclosures.

10.    Nothing contained in this Agreement, or in any document that may be executed in connection herewith, is intended to be or shall be deemed, construed, or treated in any respect as an admission of any fault, wrongdoing, or liability on the part of the Released Parties. IEC denies that it is responsible or legally obligated for any Claims or that it has engaged in any wrongdoing.

11.     This Agreement shall be governed, construed, and interpreted, and both parties’ rights shall be determined in accordance with New York law, without regard to its conflicts of laws principles, except to the extent that the law of the United States governs any matter set forth herein, in which case such Federal law shall govern. Disputes arising under it shall be heard exclusively by the state or federal courts located in Monroe County, New York. Neither party waives any right it may have to remove such an action to the United States District Court with jurisdiction over Monroe County, New York. The parties further agree that, whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions, which shall be fully severable and given full force and effect. However, in the event Mancini or anyone on his behalf takes legal action asserting claims released through this Agreement, and the Complete Waiver and Release in Section 2 of this Agreement or any portion thereof is determined by any court or agency of competent jurisdiction to be unenforceable for any reason, then IEC shall have the option to rescind this entire Agreement, and immediately recover from Mancini any payments made pursuant to Section 1 above, or to require that Mancini execute another release that is legal and enforceable, without further consideration, payments or compensation.
12.    Mancini agrees that if he violates any of the terms of this Agreement, including but not limited to the obligations set forth in sections 8 and 17, in addition to any other remedy that IEC may have in law or in equity, Mancini shall be liable to IEC for any and all sums of money paid to Mancini and for the costs incurred by IEC in enforcing this Agreement. IEC’s enforcement of its rights under this Section will not affect the validity and enforceability of the release, discharge, and waiver contained in this Agreement.
13.    Mancini represents and warrants that he has carefully read each and every provision of this Agreement and that he fully understands all of the terms and conditions of this Agreement. Mancini warrants and represents that no promise or representation of any kind has been made, except those expressly stated in this Agreement.

14.    Mancini represents and warrants that he enters into this Agreement knowingly and voluntarily, of his own free will, without any pressure or coercion from any person or entity, including, but not limited to, IEC, its predecessors, successors, assigns, affiliates, related companies or any of its representatives.

Exhibit 10.2

15.    Any failure of the parties at any time or times to enforce their respective rights under any provision of this Agreement shall not be construed to be a waiver of such provision or the right of Mancini or IEC to enforce such provision.

16.    This Agreement may be executed in multiple originals, each of which shall be considered as an original instrument, but all of which shall constitute one agreement, and shall bind Mancini, his heirs, executors, administrators, successors, assigns, and legal representatives, and IEC, its predecessors, successors, assigns, and legal representatives.

17.    This Agreement supersedes all provisions of the Salary Continuation and Non-Competition Agreement entered into by the parties effective January 29, 2014, with the exception of section 3 (Restrictive Covenants) and section 4.2 (Notices), which remain in full force and effect and which are incorporated by reference herein (see Exhibit A: Salary Continuation and Non-Competition Agreement dated January 29, 2014 and as amended effective January 27, 2015). For avoidance of doubt, IEC acknowledges that Mancini’s current employment does not violate section 3 (Restrictive Covenants) referenced above.

18.    Mancini represents and warrants that IEC has given him a reasonable period of time, of at least twenty-one (21) days, for him to consider all the terms of this Agreement and for the purpose of consulting with an attorney. If this Agreement has been executed by Mancini prior to the end of the twenty-one (21) day period, he represents that he has freely and willingly elected to do so. Revisions to this Agreement shall not extend this twenty-one (21) day period.

19.    This Agreement may be revoked by Mancini within seven (7) calendar days after the date this Agreement is signed by him, by giving written notice of revocation. This Agreement shall not become effective or enforceable until the revocation period has expired, and the payment provided for in Section 1 of this Agreement shall not be made or provided until after the revocation period has expired with no revocation. To be effective, any revocation must be in writing and delivered to Jeffrey Schlarbaum, Chief Executive Officer, IEC Electronics Corp. on, 105 Norton Street, Newark, New York 14513, either by hand or by mail within the seven (7) calendar day period. If sent by mail, the revocation must be postmarked within the seven (7) calendar day period, properly addressed to Mr. Schlarbaum at the address provided, and sent via certified mail, return receipt requested. Mancini acknowledges and agrees that if he exercises his right to revoke the Agreement, he will not be entitled to the payment provided for in Section 1.

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Exhibit 10.2

AGREED TO BY:

DATED:_________________                _________________________________
Brett E. Mancini

IEC Electronics Corp.

DATED:_________________                By:______________________________
Name:
Title: